Exhibit 99.1

Hawthorn Bancshares Presents at Rodman & Renshaw Annual Global Investment Conference

LEE’S SUMMIT, Mo. — September 16, 2009 — Hawthorn Bancshares, Inc. (NASDAQ: HWBK), the parent company of Hawthorn Bank, announced today that it presented at the Rodman & Renshaw Annual Global Investment Conference in New York, NY, on September 9, 2009.

Interested investors may access a copy of the presentation through Hawthorn’s website, www.HawthornBancshares.com.

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Lee’s Summit, Missouri, is the parent company of Hawthorn Bank of Jefferson City with locations in Lee’s Summit, Springfield, Branson, Independence, Raymore, Columbia, Clinton, Windsor, Collins, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert.

Contact:	Kathleen Bruegenhemke Senior Vice President, Investor Relations TEL: 573.761.6100 FAX: 573.761.6272 www.HawthornBancshares.com

Statements made in this press release that suggest Hawthorn Bancshares’ or management’s intentions, hopes, beliefs, expectations, or predictions of the future include “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company’s quarterly and annual reports filed with the Securities and Exchange Commission.